UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Filed by a party other than the Registrant	☐

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Yoshiharu Global Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

YOSHIHARU GLOBAL CO.

6940 Beach Blvd., Suite D-705

Buena Park, California 90621

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 19, 2024 at 1:00PM (Eastern Time)

TO THE STOCKHOLDERS OF YOSHIHARU GLOBAL CO.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Yoshiharu Global Co. (“Yoshiharu,” “we,” “us,” “our,” and the “Company”) will be held on December 19, 2024, at 1:00PM (Eastern Time), at the offices of Pryor Cashman LLP at 7 Times Square, New York, NY 10036, for the purposes of considering and acting on the following items:

1.	To elect four (4) persons to our Board of Directors, each to hold office until the 2025 annual meeting of stockholders or until their respective successors shall have been duly elected or appointed and qualify;

2.	To ratify the appointment of BCRG Group as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve, for purposes of complying with Nasdaq Listing Rule 5635, the potential and likely issuance of more than 19.99% of our issued and outstanding shares of Class A Common Stock including securities convertible into Class A Common Stock pursuant to the Securities Purchase Agreement dated January 5, 2024 (as amended) with Alumni Capital LP;

4.	To approve, for purposes of complying with Nasdaq Listing Rule 5635, the potential and likely issuance of more than 19.99% of our issued and outstanding shares of Class A Common Stock including securities convertible into Class A Common Stock, to an accredited investor (“Investor”) pursuant to a common stock purchase agreement which we anticipate entering into with Investor on or prior to December 31, 2024 (the “December ELOC Agreement”);

5.	To approve, for purposes of complying with Nasdaq Listing Rule 5635, the potential and likely issuance of more than 19.99% of our issued and outstanding shares of Class A Common Stock including securities convertible into Class A Common Stock, to Investor pursuant to convertible promissory note which we anticipate issuing to Investor on or prior to December 31, 2024 (the “December Note”); and

6.	Such other related matters and business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The enclosed Proxy Statement includes information relating to these proposals.

Only holders of record of our Class A Common Stock and Class B Common Stock as of the close of business on November 4, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. The holders of at least a majority of our outstanding shares of voting stock entitled to vote and present in person or by proxy are required for a quorum. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

/s/ James Chae
James Chae
President, Chief Executive Officer and Chairman

November 22, 2024

Buena Park, California

OUR BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN OUR ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

YOSHIHARU GLOBAL CO.

6940 Beach Blvd., Suite D-705

Buena Park, California 90621

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 19, 2024 at 1:00PM (Eastern Time)

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Yoshiharu Global Co., a Delaware corporation (“Yoshiharu,” “we,” “us,” “our,” and the “Company”), for use at the Annual Meeting of Stockholders to be held on December 19, 2024, at 1:00PM (Eastern Time), at the office of Pryor Cashman LLP at 7 Times Square, New York, NY 10036, and at any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy cards are being mailed to stockholders on or about November 22, 2024.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 19, 2024: The Proxy Statement and the Annual Report to Stockholders are available at https://ir.yoshiharuramen.com/. We encourage you to review all of the important information contained in the proxy materials contained herein or accessed via our website before voting.

Solicitation and Voting Procedures

Solicitation. The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our shares entitled to vote at the Annual Meeting. We may conduct further solicitation personally, telephonically, electronically or by facsimile through our officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation. We do not intend, but reserve the right, to use the services of a third party solicitation firm to assist us in soliciting proxies.

Voting. Stockholders of record may authorize the proxies named in the enclosed proxy cards to vote their shares in the following manner:

●	by mail, by marking the enclosed proxy card(s) applicable to you as the holder of shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) and/or our Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”), signing and dating it, and returning it in the postage-paid envelope provided;

●	by telephone, by dialing the toll-free telephone number 1-800-690-6903 from within the United States or Canada and following the instructions. Stockholders voting by telephone need not return the proxy card(s) applicable to them as the holder of shares of our Common Stock and/or our preferred stock; and

●	through the Internet, by accessing the World Wide Website address www.proxyvote.com. Stockholders voting by the Internet need not return the proxy card(s) applicable to them as the holder of shares of our Common Stock.

Revocability of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given, or by delivering to Soojae Ryan Cho, the Chief Financial Officer of Yoshiharu Global Co., at 6940 Beach Blvd., Suite D-705, Buena Park, California 90621, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of your intention to vote in person.

Voting Procedure. The presence at the Annual Meeting of a majority of our outstanding shares of voting stock entitled to vote and represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on November 4, 2024 has been fixed as the record date (the “Record Date”) for determining the holders of shares of our Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Class A Common Stock outstanding on the Record Date is entitled to one vote on all matters and each share of Class B Common Stock is entitled to ten votes on all matters.

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As of the Record Date, there were 1,255,197 shares of Class A Common Stock outstanding, which shares were entitled to an aggregate of 1,255,197 votes at the Annual Meeting and 100,000 shares of Class B Common Stock outstanding, which shares were entitled to an aggregate of 1,000,000 votes at the Annual Meeting, for an aggregate total of 2,255,197 votes. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

Votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR Proposal Nos. 1, 2, 3, 4, and 5 as applicable.

Abstentions and broker non-votes will each be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 1. Abstentions will have the effect of being cast “against” Proposal Nos. 2, 3, 4, and 5 but broker non-votes will have no effect on such proposals.

A broker non-vote occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. We believe that all proposals in this proxy statement, other than the ratification of the independent registered public accounting firm (Proposal No. 2) are non-routine proposals; therefore, your broker, bank or other agent will only be entitled to vote on Proposal No. 2 at the Annual Meeting without your instructions.

On each matter properly presented for consideration at the Annual Meeting, holders of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held and holders of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock. Stockholders do not have cumulative voting rights in the election of directors.

Vote Required. For the election of directors (Proposal No. 1), the nominees who receive a plurality of votes from the shares present in person or by proxy and entitled to vote at the Annual Meeting will be elected.

For each of: the approval of the ratification of our independent registered public accounting firm (Proposal No. 2); the approval of, for purposes of complying with Nasdaq Listing Rule 5635, the potential and likely issuance of more than 19.99% of our issued and outstanding shares of Class A Common Stock, including securities convertible into Class A Common Stock, pursuant to the Securities Purchase Agreement dated January 5, 2024 (as amended) (the “Purchase Agreement”) with Alumni Capital LP, (“Alumni”) (Proposal No. 3); the approval of, for purposes of complying with Nasdaq Listing Rule 5635, the potential and likely issuance of more than 19.99% of our issued and outstanding shares of Class A Common Stock, including securities convertible into Class A Common Stock, to an accredited investor (the “Investor”) pursuant to a common stock purchase agreement which we anticipate entering into with the Investor on or prior to December 31, 2024 (the “December ELOC Agreement”) (Proposal No. 4); and the approval of, for purposes of complying with Nasdaq Listing Rule 5635, the potential and likely issuance of more than 19.99% of our issued and outstanding shares of Class A Common Stock, including securities convertible into Class A Common Stock, to the Investor pursuant to convertible promissory note which we anticipate issuing to Investor on or prior to December 31, 2024 (the “December Note”) (Proposal No. 5), the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting is required.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment.

Householding. Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Yoshiharu Global Co., 6940 Beach Blvd., Suite D-705, Buena Park, California 90621, phone: (714) 694-2403, Attention: Chief Financial Officer. If you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws (the “Bylaws”) provide that our Board of Directors shall consist of not less than three (3) members and not more than eleven (11) members, as fixed by the Board of Directors. Currently, our Board of Directors consists of four (4) members.

At the Annual Meeting, four (4) directors are to be elected to serve until the 2025 annual meeting of our stockholders or until such directors’ respective successors are elected or appointed and qualify or until any such director’s earlier resignation or removal. The Board of Directors has nominated each of the persons listed below for election to the Board of Directors at the Annual Meeting. Each of the director nominees is currently a member of our Board of Directors.

Name	Age	Position	Director Since
James Chae	61	President, Chief Executive Officer and Chairman of the Board of Directors	2016
Jay Kim(1)(2)	62	Director	2022
Harinne Kim(1)(2)	51	Director	2023
Yusil Yeo(1)	45	Director	2022

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.

Board Diversity Matrix (As of September 30, 2024)
Total Number of Directors: 4
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	2	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the current Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without the nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with our Bylaws.

Nominees

James Chae. Mr. Chae founded Yoshiharu in 2016. Led by Mr. Chae, Yoshiharu has expanded to become a leading Japanese cuisine restaurant chain in Southern California. The root of Mr. Chae’s business knowledge comes from over two decades leading a wide array of industries including both the financial services and retail services segments. Mr. Chae has been a business executive for over 10 years, serving as the President of APIIS Financial, Inc., a financial planning and wealth management firm. Prior to APIIS Financial, Inc., Mr. Chae served as the Managing Site Partner for John Hancock from January 2002 to October 2010.

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Mr. Chae immigrated from South Korea to the United States as a teenager, and diligently worked to enroll at UCLA where he studied Economics. Prior to graduation, Mr. Chae began his career at California Korea Bank, one of the first banks to service Koreans living in the United States. Mr. Chae rose to the position of Loan Adjuster before venturing out on his own as an entrepreneur. While starting his own businesses, Mr. Chae often found comfort in a warm bowl of ramen to uplift him and energize his spirit, which served as the inspiration for Yoshiharu. Mr. Chae’s background in the financial services industry provided him access to restaurants and retailers which helped him understand the restaurant industry and more importantly, the necessary foundations in building a successful restaurant business. Mr. Chae believed that there was a large addressable market for ramen, and together with his experience and passion for the business, founded Yoshiharu. As the founder and controlling stockholder of our Company, Mr. Chae possesses invaluable operational knowledge and insight making him qualified to serve as a member of our Board of Directors.

Jay Kim. Mr. Kim was appointed to serve as a director effective February 4, 2022. Mr. Kim serves as the Chief Executive Officer of Reborn Coffee Inc. Prior to Reborn, Mr. Kim founded Wellspring Industry, Inc. in California in 2007 which created the yogurt distribution company “Tutti Frutti” and bakery-café franchise “O’My Buns.” Tutti Frutti grew to approximately 700 agents worldwide that offered self-serve frozen yogurt. Mr. Kim sold the majority ownership of Wellspring to a group of investors in 2017.

Prior to founding Wellspring, Mr. Kim was the owner of Coffee Roasters in Riverside, California from 2002 to 2007. Mr. Kim worked as the project manager for JES Inc., based in Brea, CA from 1997 to 2002 where he coordinated and managed environmental engineering projects. Mr. Kim worked as a Senior Process Engineer for Allied Signal Environment Catalyst in Tulsa, Oklahoma, from 1992 to 1997 where he coordinated and implemented projects related to plant productivity and provided leadership and direction to other engineers as required and provided information needed for Division product quotations. He also acted as the leader in a start-up plant to be based in Mexico for Allied Signal. From 1988 to 1992 he worked as the plant start-up engineer for Toyota Auto Body Inc.

Mr. Kim has a B.S, in Chemical Engineering from California State University at Long Beach and followed a Chemical officer basic training at US Army Chemical School in 1988. He was commissioned 1st. LT. of the US Army in 1986 and retired from the US Army in 1988. Mr. Kim possesses extensive experience in leading and building restaurant and franchise companies making him qualified to serve as a member of our Board of Directors, our Audit Committee, and our Compensation Committee.

Harinne Kim. Ms. Kim was appointed to serve as a director effective February 17, 2023 to fill the vacancy created by former director Helen Lee’s resignation as of February 17, 2023. Ms. Kim is a leading financial advisor who is highly regarded in her field with over 23 years of experience having previously working with well-known financial firms such as Fidelity Investments, Vanguard and John Hancock.

Ms. Kim has completed her education at Loyola with a specialization in Economics and Finance. Currently, she has a large list of clients which vary from individuals to corporations.

Ms. Kim possesses extensive expertise and experience in financial management, making her qualified to serve as a “financial expert”, a member of our Board of Directors, our Audit Committee, and our Compensation Committee

Yusil Yeo. Ms. Yeo was appointed to serve as a director effective May 25, 2022. Ms. Yeo is currently the president of Grace Yeo & Associates, C.P.A., Inc, a full-service accounting firm in Los Angeles, CA and has served in such capacity for the past 5 years. She has expertise in providing comprehensive accounting services. Ms. Yeo is a member of American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. She is licensed as a Certified Public Accountant. Ms. Yeo has gained extensive accounting and tax experience through senior accountant and management roles for a variety of companies and CPA firms located in the Los Angeles area, including H&R Block and KNM Associates, Inc. Ms. Yeo holds a Bachelor of Science degree from the University of California, Los Angeles.

Ms. Yeo possesses extensive expertise and experience in financial management, making her qualified to serve as a “financial expert”, a member of our Board of Directors and our Audit Committee.

The above information is submitted concerning the nominees for election as directors based upon information received by us from such persons.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the ownership of our Common Stock as of November 4, 2024 (the “Determination Date”) by: (i) each current director of our Company and each director nominee; (ii) each of our Named Executive Officers (“NEOs”); (iii) all current executive officers and directors of our Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent (5%) of our Common Stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Determination Date, through the exercise of any option, warrant or similar right (such instruments being deemed to be “presently exercisable”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock that could be issued upon the exercise of presently exercisable options and warrants are considered to be outstanding. These shares, however, are not considered outstanding as of the Determination Date when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table, and subject to state community property laws where applicable, all beneficial owners named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 1,255,197 shares of Class A Common Stock and 100,000 shares of Class B Common Stock outstanding as of the Determination Date. Unless otherwise indicated, the business address of each person in the table below is c/o Yoshiharu Global Co., at 6940 Beach Blvd., Suite D-705, Buena Park, California 90621. No shares identified below are subject to a pledge.

Name of Beneficial Owner	Number of Class A Shares Beneficially Owned(1)	Percent of Class A Common Stock Outstanding(2)	Number of Class B Shares Beneficially Owned(1)	Percent of Class B Common Stock Outstanding(2)	Percent of Total Voting Power(2)(3)
James Chae	619,600	49.36%	100,000	100%	71.82%
Soojae Ryan Cho	1,400	*	-	-	*
Jay Kim	10,000	*	-	-	*
Harinne Kim	2,500	*	-	-	*
Yusil Yeo	1,000	*	-	-	*
All Beneficial Owners as a group (5) persons	634,500	50.55%	100,000	100%	72.48%

*	Beneficial ownership of less than 1.0% is omitted.
(1)	A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.
(2)	Shares of our Common Stock issuable upon the conversion of our convertible preferred stock are deemed outstanding for purposes of computing the percentage shown above. In addition, for purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days after the date of this prospectus. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days after the date of this prospectus is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.
(3)	Our Class B Common Stock has 10 votes per share, while our Class A Common Stock has one vote per share.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our Common Stock outstanding.

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Biographical Information Concerning Executive Officers

Biographical information concerning our Chief Executive Officer, who also serves as a member of our Board of Directors, is set forth above. Biographical information concerning our Chief Financial Officer is set forth below.

Soojae Ryan Cho is our Chief Financial Officer. Mr. Cho was appointed to serve as Chief Financial Officer effective May 25, 2022. For the prior five years, Mr. Cho served as a partner in S&R Accounting Professionals, LLP where he has provided various accounting, external audit, and tax services. He has 25 years of experience in public accounting and industry experience with US and global companies. Mr. Cho began his career with KPMG Los Angeles in 1996. After successfully completing 9 years at KPMG, Mr. Cho was recruited as a Controller and became a CFO for Prudential Securities in South Korea, a wholly owned subsidiary of Prudential Securities USA. Mr. Cho later joined Ticket Monster (TMon), a leading e-Commerce company as a Director of Finance managing over 40 accounting and finance team members. At TMon, Mr. Cho successfully led and completed mergers and acquisitions at different times with Groupon USA, Living Social, and KKR (one of the largest private equity firms in the USA), reported financial statements under US GAAP to its parent company, and worked closely with external auditors, PwC and E&Y. He has extensive experience in audits for both private and public companies, SEC reporting and due diligence transactions including post-merger integration services and IPO engagements. Mr. Cho offers specialized expertise in the automotive, manufacturing and distribution, technology, and e-Commerce industries.

Director’s Qualifications

In selecting a particular candidate to serve on our Board of Directors, we consider the needs of our Company based on particular experiences, qualifications, attributes and skills that we believe would be advantageous for members of our Board of Directors to have and that would qualify such candidate to serve on our Board of Directors given our business profile and the environment in which we operate. The table below sets forth such experiences, qualifications, attributes and skills, and identifies the ones that each director nominee possess.

Attributes	Mr. Chae	Mr. Kim	Ms. Kim	Ms. Yeo
Financial Experience	X	X	X	X
Public Board Experience		X
Industry Experience	X	X	X
Scientific Experience		X
Commercial Experience	X	X	X
Corporate Governance Experience	X	X	X	X
Capital Markets Experience	X	X	X	X
Management Experience	X	X	X	X

Arrangements Regarding Director Nominations

There are no arrangements regarding the nomination of our directors.

Family Relationships

There are no familial relationships between any of our executive officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Independence of the Board of Directors

The Board of Directors utilizes Nasdaq’s standards for determining the independence of its members. In applying these standards, the Board of Directors considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board of Directors has determined that the following three (3) director nominees, Jay Kim, Harinne Kim and Yusil Yeo, are independent directors within the meaning of the Nasdaq independence standards. In making these independence determinations, the Board of Directors did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors.

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Meetings of the Board of Directors

The Board of Directors held six meetings during our 2023 fiscal year. During our 2023 fiscal year, each member of our Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors that were held during the time that they served as members of the Board of Directors. We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, but we strongly encourage all members of the Board of Directors to attend our annual meetings and expect such attendance except in the event of extraordinary circumstances.

Committees of the Board of Directors

The Board of Directors has established and currently maintains the following two standing committees: the Audit Committee and the Compensation Committee.

Currently, the Audit Committee consists of Ms. Yeo (Chair), Ms. Kim and Mr. Kim, and the Compensation Committee consists of Mr. Kim (Chair) and Ms. Kim. It is anticipated that, following the Annual Meeting, the committee members will remain the same. During the 2023 fiscal year, the Audit Committee held one meeting and the Compensation Committee held one meeting. Each member of the Board of Directors attended at least 75% of the meetings that were held during the periods when they served as members of such committee.

Mr. Chae controls a majority of the combined voting power of our outstanding equity interests. As a result, we are a “controlled company” within the meaning of the corporate governance rules of the Nasdaq Stock Market. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements:

●	that a majority of our Board of Directors consists of “independent directors,” as defined under the rules of the Nasdaq Stock Market;

●	that we have, to the extent applicable, a Nominating and Corporate Governance Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	that we have a Compensation Committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	for an annual performance evaluation of the Nominating and Corporate Governance Committee and Compensation Committee.

Since we avail ourselves of the “controlled company” exception under the Nasdaq Stock Market rules, we do not have a Nominating and Corporate Governance Committee. These exemptions do not modify the independence requirements for our Audit Committee, and we are in compliance with the requirements of Rule 10A-3 of the Exchange Act and the applicable rules of the Nasdaq Stock Market.

Audit Committee. The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities regarding the integrity of financial statements, our compliance with applicable legal and regulatory requirements, the integrity of our financial reporting processes including its systems of internal accounting and financial controls, the performance of our internal audit function and independent auditor and our financial policy matters by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes action as it deems necessary to satisfy itself that the accountants are independent of management. Mr. Kim, Ms. Kim and Ms. Yeo meet the definition of “independent directors” for the purposes of serving on an Audit Committee under applicable SEC and Nasdaq Stock Market rules, and we are in compliance with these independence requirements. In addition, Mr. Kim, Ms. Kim and Ms. Yeo qualify as our “audit committee financial experts,” as such term is defined in Item 407 of Regulation S-K.

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In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

●	understands generally accepted accounting principles and financial statements;

●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

●	understands internal controls over financial reporting; and

●	understands audit committee functions.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at https://ir.yoshiharuramen.com/corporate-governance/governance-documents.

Compensation Committee. The Compensation Committee oversees our overall compensation structure, policies and programs, and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, sets the compensation of these officers based on such evaluations and reviews and recommends to the Board of Directors any employment-related agreements, any proposed severance arrangements or change in control or similar agreements with these officers. The Compensation Committee also grants stock options and other awards under our stock plans. The Compensation Committee will review and self-evaluate, at least annually, the performance of the Compensation Committee and its members and the adequacy of the charter of the Compensation Committee.

Our Board of Directors has adopted a written charter for the Compensation Committee, which is available at https://ir.yoshiharuramen.com/corporate-governance/governance-documents. As a controlled company, we may rely upon the exemption from the requirement that we have a Compensation Committee composed entirely of independent directors, although our Compensation Committee consists entirely of independent directors.

Selection of Board Candidates

In selecting candidates for the Board of Directors, the Board of Directors begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Board of Directors will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Board of Directors will solicit recommendations for nominees from persons whom the Board believes are likely to be familiar with qualified candidates, including members of our Board of Directors and our senior management. The Board of Directors may also engage a search firm to assist in the identification of qualified candidates. The Board of Directors will review and evaluate those candidates whom it believes merit serious consideration, taking into account all available information concerning the candidate, the existing composition and mix of talent and expertise on the Board of Directors and other factors that it deems relevant. In conducting its review and evaluation, the Board of Directors may solicit the views of management and other members of the Board of Directors, and may conduct interviews of proposed candidates.

The Board of Directors generally requires that all candidates for the Board of Directors be of the highest personal and professional integrity and have demonstrated exceptional ability and judgment. The Board of Directors will consider whether such candidate will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of our stockholders. In addition, the Board of Directors requires that all candidates have no interests that materially conflict with our interests and those of our stockholders, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing us and have adequate time to devote to service on the Board of Directors.

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The Board of Directors will consider stockholder recommendations for nominees to fill director positions, provided that the Board of Directors will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees as required by our Bylaws, to our Secretary following the same procedures as described in “Stockholder Communications” in this Proxy Statement. In order for a nominee for directorship submitted by a stockholder to be considered, such recommendation must be received by the Secretary by the time period set forth in our most recent proxy statement for the submission of stockholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act. The Secretary shall then deliver any such communications to the Chairman of the Board of Directors. The Board of Directors will evaluate stockholder recommendations for candidates for the Board of Directors using the same criteria as for other candidates, except that the Board of Directors may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in our equity.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board of Directors and Chief Executive Officer are presently the same person and we do not have a lead independent director. As our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having positions be held by the same person is the appropriate leadership structure for us at this time. We have determined that the leadership structure of our Board of Directors has permitted our Board of Directors to fulfill its duties effectively and efficiently and is appropriate given the size and scope of our Company and its financial condition.

Our Board of Directors and the Audit Committee thereof is responsible for overseeing the risk management processes on behalf of our Company. The Board of Directors and, to the extent applicable, the Audit Committee, receive and review periodic reports from management, auditors, legal counsel and others, as considered appropriate regarding our Company’s assessment of risks. Where applicable, the Audit Committee reports regularly to the full Board of Directors with respect to risk management processes. The Audit Committee and the full Board of Directors focus on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensure that risks undertaken by our Company are consistent with the Board of Director’s appetite for risk. While the Board of Directors oversees the risk management of our Company, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board of Directors leadership structure supports this approach.

Stockholder Communications

All stockholder communications must: (i) be addressed to our Secretary or Board of Directors at our address; (ii) be in writing in print and delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service; (iii) be signed by the stockholder sending the communication; (iv) indicate whether the communication is intended for the entire Board of Directors, a committee thereof, or the independent directors; (v) if the communication relates to a stockholder proposal or director nominee, the name and address of the stockholder, the class and number of shares held by the stockholder, a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of our capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of our Company; provided that we will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of stockholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act; and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include all other information as required by our Bylaws, including without limitation, appropriate biographical information of the candidate.

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Upon receipt of a stockholder communication that is compliant with the requirements identified above, the Secretary shall promptly deliver such communication to the appropriate member(s) of the Board of Directors or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the chairman of the Board of Directors with a copy to the Chief Executive Officer, the chairman of the applicable committee, or to each of the independent directors, as the case may be.

The Chief Executive Officer may, in his sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more of our directors and executive officers, except that in processing any stockholder communication addressed to the independent directors, the Chief Executive Officer may not copy any member of management in forwarding such communications. In addition, the Chief Executive Officer may, in his sole discretion and acting in good faith, not forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for consideration by the intended recipient and any such correspondence may be forwarded elsewhere in our Company for review and possible response.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Approval for Related Party Transactions

Our Board of Directors has adopted a written related person transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy is administrated by our Audit Committee. These policies provide that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Party Transactions

Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this Proxy Statement, below we describe transactions since January 1, 2023 to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons (each, a “related party” and collectively, “related parties”), had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under the section titled “Executive and Director Compensation.”

From time to time, we borrowed money from Mr. Chae and his affiliate APIIS Financial, Inc., a company 100% owned and controlled by Mr. Chae. The balance is non-interest bearing and due on demand. As of December 31, 2023 the balance was $24,176.

Included in other assets, there is a loan to Won Zo Whittier, 100% owned by James Chae. The loan has 5 year term with no interest. As of December 31, 2023 the balance was $100,300.

Mr. Chae owns 100% of our outstanding Class B Common Stock, and 49.4% of our Class A Common Stock, and 71.8% of our total voting power. Our Class B Common Stock has 10 votes per share, while our Class A Common Stock, which is the class of stock we sold in our initial public offering and which is the only class of stock that is publicly traded, has one vote per share.

As a result of Mr. Chae’s 100% ownership of our Class B Common Stock, Mr. Chae is able to control all matters submitted to our stockholders for approval even if he owns significantly less than 50% of the number of shares of our outstanding equity interests. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed BCRG Group (“BCRG”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. BCRG has served as our independent registered public accounting firm since May 2024.

During our two most recent fiscal years and the subsequent interim period through May 14, 2024, neither we nor anyone on our behalf consulted with BCRG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided that BCRG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We are not required to seek stockholder approval for the appointment of BCRG, however, the Audit Committee and the full Board of Directors believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Representatives of BCRG are not expected to be present at the Annual Meeting. However, we will provide contact information for BCRG to any stockholders who would like to contact the firm with questions.

Prior Audit Firm

BF Borgers CPA PC (“BF Borgers”) served as our independent registered accounting public firm from 2021 to May 7, 2024. At such time, we terminated the engagement of BF Borgers following the SEC’s order declaring that BF Borgers is not permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the SEC’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024. During the fiscal year ended December 31, 2023, and the subsequent interim period through May 7, 2024, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, with BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BF Borgers’ satisfaction, would have caused BF Borgers to make reference to such disagreements in its audit reports. During the fiscal year ended December 31, 2023, and the subsequent interim period through May 7, 2024, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Fees Billed to our Company in fiscal years 2023 and 2022

No fees were billed to us by BCRG for professional services rendered during the fiscal years ended December 31, 2023 and 2022.

Pre-Approval Policies and Procedures

The Audit Committee has the authority to appoint or replace our independent registered public accounting firm (subject, if applicable, to stockholder ratification). The Audit Committee is also responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm was engaged by, and reports directly to, the Audit Committee.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X, provided that all such excepted services are subsequently approved prior to the completion of the audit. We have complied with the procedures set forth above, and the Audit Committee has otherwise complied with the provisions of its charter.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 2. For purposes of the ratification of our independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” approval of Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL NO. 2.

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PROPOSAL NO. 3

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK TO ALUMNI

PURSUANT TO THE PURCHASE AGREEMENT, IN EXCESS OF THE EXCHANGE CAP

Overview

We are seeking stockholder approval, for purposes of complying with Listing Rule 5635(d) (“Listing Rule 5635(d)”) of The Nasdaq Stock Market LLC (“Nasdaq”), for the issuance of up to $5,000,000 in shares of our Class A Common Stock to Alumni pursuant to the Purchase Agreement.

The information set forth in this Proposal No. 3 is qualified in its entirety by reference to the full text of the Purchase Agreement attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 10, 2024. Stockholders are urged to carefully read these documents.

Background

On January 4, 2024, we entered into the Purchase Agreement with Alumni. Pursuant to the Purchase Agreement, we may sell to Alumni up to $5,000,000, of shares (the “Purchase Notice Shares”) of Class A Common Stock, from time to time during the term of the Purchase Agreement. On April 18, 2024, we entered into an amendment to the Purchase Agreement (and together with the Purchase Agreement, referred to herein as the “Purchase Agreement”) which extended the term of the Purchase Agreement until December 31, 2024. The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. Pursuant to the Purchase Agreement, we also agreed to file a registration statement with the SEC, covering the resale of shares of Class A Common Stock issued or sold to Alumni under the Purchase Agreement under the Securities Act of 1933, as amended (the “Securities Act”), which an initial registration statement on Form S-1 registering 400,000 shares of Class A Common Stock was deemed effective by the SEC on September 19, 2024 (the “Initial Registration Statement”).

In consideration for Alumni’s execution and delivery of the Purchase Agreement, we issued to Alumni 12,476 shares of Class A Common Stock within two business days of the execution of the Purchase Agreement (the “Initial Commitment Shares”) and an additional 12,476 shares of Class A Common Stock within two business days from the effective date of the Initial Registration Statement (the “Additional Commitment Shares” and together with the Initial Commitment Shares, collectively, the “Commitment Shares”).

We could not sell any shares to Alumni until the date that the Initial Registration Statement was declared effective by the SEC and all of the other conditions set forth in the Purchase Agreement were satisfied (the “Commencement Date”). From and after such time, we will control the timing and amount of any sales of our Class A Common Stock to the Alumni. Actual sales of shares of our Class A Common Stock to Alumni under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Class A Common Stock and determinations by us as to the appropriate sources of funding for our Company and our operations.

Beginning on the Commencement Date and until December 31, 2024, under the terms and subject to the conditions of the Purchase Agreement, from time to time, at our discretion, we have the right, but not the obligation, to issue to Alumni, and Alumni is obligated to purchase, the Purchase Notice Shares, subject to certain limitations set forth in the Purchase Agreement. The purchase price of the Purchase Notice Shares will be at one of two prices, as chosen by us in our sole discretion: (i) the lowest traded price of the Class A Common Stock on Nasdaq (or if the Class A Common Stock is no longer listed on Nasdaq, our principal trading market) for the five business days prior to the closing date with respect to a purchase notice, as reported by Bloomberg, multiplied by 85% (“Purchase Price I”); or (ii) the lowest traded price of the Class A Common Stock on Nasdaq (or if the Class A Common Stock is no longer listed on Nasdaq, our principal trading market) for the five business days prior to the closing date with respect to a purchase notice, as reported by Bloomberg, multiplied by 96% (“Purchase Price II”). Purchase Price I is limited to an amount of $1,000,000 and Purchase Price II is limited to the lesser of (1) 250% of the average daily trading volume of the Class A Common Stock on Nasdaq (or any successor exchange), or (ii) $500,000.

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Under the applicable rules of Nasdaq, in no event may we issue more than 237,885 shares of Class A Common Stock (including the Commitment Shares), which represents 19.99% of the shares of the Class A Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), to Alumni under the Purchase Agreement, unless we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap. The Purchase Agreement also prohibits us from directing Alumni to purchase any shares of our Class A Common Stock if those shares, when aggregated with all other shares of our Class A Common Stock then beneficially owned by Alumni (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Alumni beneficially owning more than 9.99% of the outstanding Class A Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Class A Common Stock to Alumni. To the extent we sell shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for costs of this transaction, for working capital, strategic and other general corporate purposes.

The Purchase Agreement does not include any of the following: (i) limitations on our use of amounts we receive as the purchase price for shares of Class A Common Stock sold to Alumni; (ii) financial or business covenants; (iii) restrictions on future financings; (iv) rights of first refusal; or (v) participation rights or penalties.

Purpose of Proposal No. 3

Our Board of Directors has determined that the Purchase Agreement, and our ability to issue Class A Common Stock to Alumni pursuant to the Purchase Agreement, is in the best interests of our Company and our stockholders because the Purchase Agreement provides us with a reliable source of capital. Accordingly, we are seeking stockholder approval of Proposal No. 3 in order to comply with the terms of the Purchase Agreement and Listing Rule 5635(d).

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Therefore, we are seeking stockholder approval to issue more than 20% of our outstanding Class A Common Stock to Alumni pursuant to the Purchase Agreement in compliance with Listing Rule 5635(d). In addition, we are seeking stockholder approval for waiver of the “Exchange Cap” limitation in the Purchase Agreement.

Potential Consequences if Proposal No. 3 is Not Approved

We are not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement or any related documents, as we have already done so and such documents already are binding obligations of our Company. The failure of our stockholders to approve this Proposal No. 3 will not negate the existing terms of the documents, which will remain binding obligations of our Company.

If the stockholders do not approve this Proposal No. 3, we will be unable to issue shares of Class A Common Stock in excess of the Exchange Cap to Alumni pursuant to the Purchase Agreement, thereby preventing us from raising the full amount of funds under the Purchase Agreement. As of November 4, 2024, we have only issued the 24,952 Commitment Shares to Alumni, and, unless we obtain stockholder approval, we may not sell more than the Exchange Cap of 237,885 shares of Class A Common Stock. Therefore, if this Proposal No. 3 is not approved, we may only issue and sell an additional 212,933 shares of Class A Common Stock.

The Board and management believe that the potential to use the full amount permissible under the Purchase Agreement would provide us with flexibility in how we implement our business plans and ultimately generate value for our stockholders. Accordingly, if stockholder approval of this Proposal No. 3 is not obtained, we may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. The total amount of gross proceeds that may be raised under the Purchase Agreement is $5,000,000 assuming the issuance of the maximum number of shares pursuant to the Purchase Agreement. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities.

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Potential Adverse Effects of Proposal No. 3

Each share of Class A Common Stock that would be issuable to Alumni would have the same rights and privileges as each of our currently outstanding shares of Class A Common Stock. The issuance of Class A Common Stock to Alumni pursuant to the terms of the Purchase Agreement will not affect the rights of the holders of our outstanding shares of Common Stock, but such issuances will have a substantial dilutive effect on our existing stockholders, including the voting power and economic rights of existing stockholders, and may result in a decline in our stock price or greater price volatility.

We generally have the right to control the timing and amount of any sales of Class A Common Stock to Alumni under the Purchase Agreement. Sales of Class A Common Stock, if any, to Alumni under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Alumni all, some or none of the Class A Common Stock that may be available for us to sell to Alumni pursuant to the Purchase Agreement.

As of November 4, 2024, there were 1,255,197 shares of our Class A Common Stock outstanding. The Purchase Agreement provides that we may sell up to an aggregate of $5,000,000 of shares of our Class A Common Stock, which we have currently registered for resale only 400,000 shares of our Class A Common Stock, which represents (i) the 24,952 Commitment Shares, and (ii) 375,048 shares of our Class A Common Stock that we may issue and sell to Alumni in the future under the Purchase Agreement, if and when we elect to sell shares of our Class A Common Stock to Alumni under the Purchase Agreement. As of November 4, 2024, we have only issued the 24,952 Commitment Shares to Alumni. Unless we obtain stockholder approval, we may not sell more than the Exchange Cap of 237,885 shares of Class A Common Stock.

If this Proposal No. 3 is approved and all 400,000 shares of our Class A Common Stock that are currently registered for resale by Alumni were issued and outstanding as of November 4, 2024, such shares would represent approximately 24.5% of the total number of outstanding shares of Class A Common Stock. In addition, the below table sets forth the amount of dilution, if after registration of additional shares, we sold to Alumni additional shares of Class A Common Stock at various purchase prices so that we received the maximum aggregate gross proceeds of $5,000,000:

Assumed Average Purchase Price Per Share		Number of Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares Issued After Giving Effect to the Issuance to Alumni(2)	Gross Proceeds from the Sale of Shares to Alumni Under the Purchase Agreement(3)
$4.50		1,111,111	46.96%	$5,000,000
$5.00		1,000,000	44.34%	$5,000,000
$5.10	(4)	980,392	43.85%	$5,000,000
$5.50		909,091	42.00%	$5,000,000
$6.00		833,333	39.90%	$5,000,000
$6.50		769,231	38.00%	$5,000,000

(1)	Our Certificate of Incorporation authorizes us to issue up to 49,000,000 shares of Class A Common Stock. Therefore, under all scenarios described herein, we have sufficient shares of authorized Class A Common Stock to sell the maximum number of shares permissible under the Purchase Agreement. If the price of our Class A Common Stock decreased and we needed to increase the number of shares we are authorized to issue to sell the maximum number of shares permissible under the Purchase Agreement, we would first need to amend our Certificate of Incorporation to authorize the issuance of more Class A Common Stock, which would require further approval by our stockholders — we are not currently seeking such approval from our stockholders.
(2)	The denominator is based on 1,255,197 shares of our Class A Common Stock outstanding as of November 4, 2024, plus the number of shares set forth in the adjacent column that we would have issued or sold to Alumni, assuming the average purchase price in the first column. The numerator is based on the number of shares of our Class A Common Stock issuable under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column. The number and percentage of shares of Class A Common Stock issuable to Alumni upon full purchase under the Purchase Agreement does not give effect to (i) the potential future issuance of shares of Class A Common Stock upon conversion of our Class B Common Stock, (ii) the potential future issuance of shares of Class A Common Stock pursuant to our outstanding warrants and other securities convertible into Class A Common Stock, (iii) any other potential future issuances of Class A Common Stock (including issuances as described in Proposal No. 4 and Proposal No. 5), or (iv) the Beneficial Ownership Limitation or the Exchange Cap.

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(3)	The Purchase Agreement provides that we may sell up to $5,000,000 of our Class A Common Stock, which as of November 4, 2024, we have made no sales under the Purchase Agreement.
(4)	The closing sale price of our Class A Common Stock on November 4, 2024.

If this Proposal No. 3 is approved and we are permitted to sell more than the Exchange Cap, such sales would result in substantial dilution to the interests of existing holders of our Class A Common Stock. As shares of Class A Common Stock are sold and issued to Alumni, the ownership interest of our existing stockholders (other than Alumni) would be correspondingly reduced, and they would therefore have less ability to influence corporate decisions requiring stockholder approval. Additionally, the sale of a substantial number of Class A Common Stock to Alumni, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. In addition, the Class A Common Stock issuable pursuant to the terms of the Purchase Agreement may represent overhang that may also adversely affect the market price of our Class A Common Stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our Class A Common Stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our Class A Common Stock cannot absorb shares sold by Alumni, then the value of our Class A Common Stock will likely decrease.

However, because the purchase price per share of Class A Common Stock to be paid by Alumni will fluctuate based on the market prices of the Class A Common Stock at the time we elect to sell Class A Common Stock to Alumni pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this Proxy Statement, the number of shares of Class A Common Stock that we will sell to Alumni under the Purchase Agreement, the purchase price per share that Alumni will pay for Class A Common Stock purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Alumni under the Purchase Agreement. Because the number of shares of Class A Common Stock that may be issued to Alumni pursuant to the Purchase Agreement is determined based on the market price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined, although it may be material to our existing stockholders.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 3 except to the extent of their ownership of shares of our Common Stock.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 3. For purposes of the approval of this Proposal No. 3, abstentions will have the same effect as a vote against this proposal, and broker non-votes, if any, will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF PROPOSAL NO. 3.

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PROPOSAL NO. 4

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK TO THE INVESTOR PURSUANT TO THE DECEMBER ELOC AGREEMENT

Overview

We are seeking stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), for the issuance of up to $10,000,000 in shares of our Class A Common Stock to the Investor pursuant to the December ELOC Agreement.

Background

The Company is currently in negotiations, and intends to enter into, the December ELOC Agreement with the Investor, which we anticipate entering into on or prior to December 31, 2024. Pursuant to the December ELOC Agreement, we will have the right, but not the obligation, to sell to the Investor, and the Investor will be obligated to purchase, up to an aggregate of $10 million of newly issued shares (the “ELOC Shares”) of our Class A Common Stock.

We will not have a right to commence any sales of our Class A Common Stock to the Investor under the December ELOC Agreement until the time when all of the conditions to our right to commence sales of our Class A Common Stock to the Investor set forth in the December ELOC Agreement have been satisfied, including that a registration statement of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC (the “ELOC Start Date”). Over the 24-month period from and after the ELOC Start Date, we will control the timing and amount of any sales of our Class A Common Stock to the Investor. Actual sales of shares of our Class A Common Stock to the Investor under the December ELOC Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Class A Common Stock and determinations by us as to the appropriate sources of funding for our company and our operations.

It is intended that the purchase price of the shares of Class A Common Stock that we elect to sell to the Investor pursuant to the December ELOC Agreement will be equal to 93.0% of the lowest daily VWAP of the Class A Common Stock during the five trading days prior to the closing date. Alternatively, the purchase price may be equal to 90.0% of the lowest daily VWAP of the Class A Common Stock during the five trading days prior to the closing date, if the difference between the highest and lowest daily VWAP of our Class A Common Stock during the five trading days prior to closing is greater than 10%. It is intended that there is no upper limit on the price per share that the Investor could be obligated to pay for the Class A Common Stock under the December ELOC Agreement.

It is intended that the December ELOC Agreement will contain customary representations, warranties, conditions and indemnification obligations of the parties, including that we will not be able to enter into a similar financing arrangement or any variable rate transaction with any third-party during the 24-month term of the December ELOC Agreement.

As consideration for the Investor’s execution and delivery of the December ELOC Agreement, we intend to issue to the Investor shares of Class A Common Stock equal to 1% of the commitment amount of $10 million (the “December ELOC Commitment Shares”) – the price for issuance of the December ELOC Commitment Shares will be determined by reference to the 5-day VWAP immediately preceding the execution of the December ELOC Agreement. The December ELOC Commitment Shares will be issued in two equal tranches, with one tranche issuable at the time of execution and the second tranche issuable following effectiveness of the initial registration statement covering the shares issuable under the December ELOC Agreement.

Under the applicable rules of Nasdaq, in no event may we issue more than 19.99% of the shares of the Class A Common Stock outstanding immediately prior to the execution of the December ELOC Agreement (the “December ELOC Exchange Cap”) to the Investor under the December ELOC Agreement (which the shares issuable to the Investor pursuant to the December Note as described below are aggregated by Nasdaq for the purposes of Listing Rule 5635(d)), unless we obtain stockholder approval to issue shares of Class A Common Stock in excess of the December ELOC Exchange Cap. The December ELOC Agreement will also prohibit us from directing the Investor to purchase any shares of our Class A Common Stock if those shares, when aggregated with all other shares of our Class A Common Stock then beneficially owned by the Investor (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in the Investor beneficially owning more than 4.99% of the outstanding Class A Common Stock (the “December ELOC Beneficial Ownership Limitation”).

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The net proceeds from sales, if any, under the December ELOC Agreement, will depend on the frequency and prices at which we sell shares of Class A Common Stock to the Investor. To the extent we enter into the December ELOC Agreement and sell shares under the December ELOC Agreement, we currently plan to use any proceeds therefrom for costs of this transaction, for working capital, strategic and other general corporate purposes.

Purpose of Proposal No. 4

Our Board of Directors has determined that the December ELOC Agreement, and our ability to issue Class A Common Stock to the Investor pursuant to the December ELOC Agreement, is in the best interests of our Company and our stockholders because the December ELOC Agreement will provide us with a reliable source of capital. Accordingly, we are seeking stockholder approval of Proposal No. 4 in order to comply with the terms of the December ELOC Agreement and Listing Rule 5635(d).

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Therefore, we are seeking stockholder approval to issue more than 20% of our outstanding Class A Common Stock to the Investor pursuant to the December ELOC Agreement in compliance with Listing Rule 5635(d) (as may be aggregated with issuances to the Investor pursuant to the December Note described below). In addition, we are seeking stockholder approval for waiver of the December ELOC Exchange Cap limitation in the December ELOC Agreement.

Potential Consequences if Proposal No. 4 is Not Approved

We are not seeking the approval of our stockholders to authorize our entry into the December ELOC Agreement or any related documents.

If we enter into the December ELOC Agreement and the stockholders do not approve this Proposal No. 4, we will be unable to issue shares of Class A Common Stock in excess of the December ELOC Exchange Cap to the Investor pursuant to the December ELOC Agreement, thereby preventing us from raising the full amount of funds under the December ELOC Agreement. Based on the shares of Class A Common Stock outstanding as of November 4, 2024, the December ELOC Exchange Cap would be 250,913 shares. Unless we obtain stockholder approval, we may not sell more than the December ELOC Exchange Cap, and, using the daily-VWAP of our Class A Common Stock based on a hypothetical execution date of November 4, 2024, the number of December ELOC Commitment Shares we would issue to the Investor would be 20,309 shares of Class A Common Stock. Therefore, if this Proposal No. 4 is not approved, we would only be able to issue and sell an additional 230,605 shares of Class A Common Stock to the Investor.

The Board and management believe that the potential to use the full amount permissible under the December ELOC Agreement would provide us with flexibility in how we implement our business plans and ultimately generate value for our stockholders. Accordingly, if stockholder approval of this Proposal No. 4 is not obtained, we would potentially need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. The total amount of gross proceeds that may be raised under the December ELOC Agreement is $10,000,000 assuming the issuance of the maximum number of shares pursuant to the December ELOC Agreement. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities.

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Potential Adverse Effects of Proposal No. 4

Each share of Class A Common Stock that would be issuable to the Investor would have the same rights and privileges as each of our currently outstanding shares of Class A Common Stock. The issuance of Class A Common Stock to the Investor pursuant to the terms of the December ELOC Agreement will not affect the rights of the holders of our outstanding shares of Common Stock, but such issuances will have a substantial dilutive effect on our existing stockholders, including the voting power and economic rights of existing stockholders, and may result in a decline in our stock price or greater price volatility.

If we enter into the December ELOC Agreement, we generally would have the right to control the timing and amount of any sales of Class A Common Stock to the Investor under the December ELOC Agreement. Sales of Class A Common Stock, if any, to the Investor under the December ELOC Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the Class A Common Stock that may be available for us to sell to the Investor pursuant to the December ELOC Agreement.

If this Proposal No. 4 is approved and we enter into the December ELOC Agreement with the Investor, the below table sets forth the amount of dilution if, after registration of the appropriate number of shares of Class A Common Stock, we sold to the Investor shares of Class A Common Stock at various purchase prices so that we received the maximum aggregate gross proceeds of $10,000,000:

Assumed Average Purchase Price Per Share		Number of Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares Issued After Giving Effect to the Issuance to The Investor(2)	Gross Proceeds from the Sale of Shares to the Investor Under the December ELOC Agreement(3)
$4.50		2,242,531	64.11%	$10,000,000
$5.00		2,020,309	61.68%	$10,000,000
$5.10	(4)	1,981,093	61.21%	$10,000,000
$5.50		1,838,491	59.43%	$10,000,000
$6.00		1,686,975	57.34%	$10,000,000
$6.50		1,558,770	55.39%	$10,000,000

(1)	Our Certificate of Incorporation authorizes us to issue up to 49,000,000 shares of Class A Common Stock. Therefore, under all scenarios described herein, we have sufficient shares of authorized Class A Common Stock to sell the maximum number of shares permissible under the December ELOC Agreement. If the price of our Class A Common Stock decreased and we needed to increase the number of shares we are authorized to issue to sell the maximum number of shares permissible under the December ELOC Agreement, we would first need to amend our Certificate of Incorporation to authorize the issuance of more Class A Common Stock, which would require further approval by our stockholders — we are not currently seeking such approval from our stockholders.
(2)	The denominator is based on 1,255,197 shares of our Class A Common Stock outstanding as of November 4, 2024, plus the number of shares set forth in the adjacent column that we would have issued or sold to the Investor, assuming the average purchase price in the first column. The numerator is based on the number of shares of our Class A Common Stock issuable under the December ELOC Agreement at the corresponding assumed average purchase price set forth in the first column. The number and percentage of shares of Class A Common Stock issuable to the Investor upon full purchase under the December ELOC Agreement does not give effect to (i) the potential future issuance of shares of Class A Common Stock upon conversion of our Class B Common Stock, (ii) the potential future issuance of shares of Class A Common Stock pursuant to our outstanding warrants and other securities convertible into Class A Common Stock, (iii) any other potential future issuances of Class A Common Stock (including issuances as described in Proposal No. 3 and Proposal No. 5), or (iv) the December ELOC Beneficial Ownership Limitation or the December ELOC Exchange Cap.
(3)	The December ELOC Agreement provides that we may sell up to $10,000,000 of our Class A Common Stock, which we have made no sales under the December ELOC Agreement because we have not yet entered into the December ELOC Agreement. Excludes December ELOC Commitment Shares issuable to the Investor, for which no proceeds are payable to our Company.
(4)	The closing sale price of our Class A Common Stock on November 4, 2024.

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If we enter into the December ELOC Agreement and if this Proposal No. 4 is approved and we are permitted to sell more than the December ELOC Exchange Cap, such sales would result in substantial dilution to the interests of existing holders of our Class A Common Stock. As shares of Class A Common Stock are sold and issued to the Investor, the ownership interest of our existing stockholders (other than the Investor) would be correspondingly reduced, and they would therefore have less ability to influence corporate decisions requiring stockholder approval. Additionally, the sale of a substantial number of Class A Common Stock to the Investor, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. In addition, the Class A Common Stock issuable pursuant to the terms of the December ELOC Agreement may represent overhang that may also adversely affect the market price of our Class A Common Stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our Class A Common Stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our Class A Common Stock cannot absorb shares sold by the Investor, then the value of our Class A Common Stock will likely decrease.

However, because the purchase price per share of Class A Common Stock to be paid by the Investor will fluctuate based on the market prices of the Class A Common Stock at the time we elect to sell Class A Common Stock to the Investor pursuant to the December ELOC Agreement, if any, it is not possible for us to predict, as of the date of this Proxy Statement, the number of shares of Class A Common Stock that we will sell to the Investor under the December ELOC Agreement, the purchase price per share that the Investor will pay for Class A Common Stock purchased from us under the December ELOC Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the December ELOC Agreement. Because the number of shares of Class A Common Stock that may be issued to the Investor pursuant to the December ELOC Agreement will be determined based on the market price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined, although it may be material to our existing stockholders.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 4 except to the extent of their ownership of shares of our Common Stock.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 4. For purposes of the approval of this Proposal No. 4, abstentions will have the same effect as a vote against this proposal, and broker non-votes, if any, will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF PROPOSAL NO. 4.

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PROPOSAL NO. 5

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK TO THE INVESTOR PURSUANT TO THE DECEMBER NOTE

Overview

We are seeking stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), for the issuance of up to $1,100,000 in shares of our Class A Common Stock to the Investor upon conversion of the December Note.

Background

The Company is currently in negotiations, and intends to enter into, the December Note with the Investor, which we anticipate entering into on or prior to December 31, 2024.

As currently intended, we will issue the December Note with a total principal amount of $1,100,000, payable in two tranches of $550,000 each. The purchase price for the December Note will be $1,000,000, also payable in two tranches – one tranche upon execution and one tranche following shareholder approval in accordance with Nasdaq Listing Rule 5635(d).

Pursuant to the December Note, the Investor will have the right to convert any principal and accrued interest into shares of our Class A Common Stock, at the option the Investor, at a price equal to the lower of (i) a fixed conversion price calculated at the closing of each tranche equal to 100% of the 5-day VWAP on such closing date or (ii) 90% of the lowest daily volume weighted average trading price of the Class A Common Stock for the 5 trading days preceding conversion.

The December Note will accrue interest at an annual rate of 5%, with interest being deemed fully earned upon issuance. The December Note will mature 12 months following the execution of definitive documents.

In connection with the December Note, we will agree to use our best efforts to register the shares issuable upon conversion of the December Note within 90 days following issuance of the December Note.

It is intended that the December Note will contain customary representations, warranties, conditions and indemnification obligations of the parties, including (i) that we will not be able to enter into any variable rate transaction with any third-party during the term of the December Note, and (ii) a most favored nations clause.

Under the applicable rules of Nasdaq, in no event may we issue more than 19.99% of the shares of the Class A Common Stock outstanding immediately prior to the execution of the December Note (the “December Note Exchange Cap”) to the Investor under the December Note (which the shares issuable to the Investor pursuant to the December ELOC Agreement as described above are aggregated by Nasdaq for the purposes of Listing Rule 5635(d)), unless we obtain stockholder approval to issue shares of Class A Common Stock in excess of the December Note Exchange Cap. The December Note will also prohibit us from any shares of our Class A Common Stock to the Investor if those shares, when aggregated with all other shares of our Class A Common Stock then beneficially owned by the Investor (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in the Investor beneficially owning more than 4.99% of the outstanding Class A Common Stock (the “December Note Beneficial Ownership Limitation”).

Purpose of Proposal No. 5

Our Board of Directors has determined that the December Note, and our ability to issue Class A Common Stock to the Investor pursuant to the December Note, is in the best interests of our Company and our stockholders because the December Note will provide us with capital. Accordingly, we are seeking stockholder approval of Proposal No. 5 in order to comply with the terms of the December Note and Listing Rule 5635(d).

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

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Therefore, we are seeking stockholder approval to issue more than 20% of our outstanding Class A Common Stock to the Investor pursuant to the December Note in compliance with Listing Rule 5635(d) (as may be aggregated with issuances to the Investor pursuant to the December ELOC Agreement described above). In addition, we are seeking stockholder approval for waiver of the December Note Exchange Cap limitation in the December Note.

Potential Consequences if Proposal No. 5 is Not Approved

We are not seeking the approval of our stockholders to authorize our entry into the December Note or any related documents.

If we enter into the December Note and the stockholders do not approve this Proposal No. 5, we will be unable to issue shares of Class A Common Stock in excess of the December Note Exchange Cap to the Investor, thereby requiring us to repay the December Note in cash at maturity. Based on the shares of Class A Common Stock outstanding as of November 4, 2024, the December Note Exchange Cap would be 250,913 shares and, based on the closing price of our Class A Common Stock on November 4, 2024, the December Note would be convertible into 215,687 shares of Class A Common Stock.

Accordingly, if stockholder approval of this Proposal No. 5 is not obtained, we would potentially need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities.

Potential Adverse Effects of Proposal No. 5

Each share of Class A Common Stock that would be issuable to the Investor would have the same rights and privileges as each of our currently outstanding shares of Class A Common Stock. The issuance of Class A Common Stock to the Investor pursuant to the terms of the December Note Agreement will not affect the rights of the holders of our outstanding shares of Common Stock, but such issuances will have a substantial dilutive effect on our existing stockholders, including the voting power and economic rights of existing stockholders, and may result in a decline in our stock price or greater price volatility.

If we enter in to the December Note and if this Proposal No. 5 is approved, conversion of the December Note would result in substantial dilution to the interests of existing holders of our Class A Common Stock. As shares of Class A Common Stock are issued to the Investor pursuant to the December Note, the ownership interest of our existing stockholders (other than the Investor) would be correspondingly reduced, and they would therefore have less ability to influence corporate decisions requiring stockholder approval. Additionally, the issuance of a substantial number of Class A Common Stock to the Investor, or the anticipation of such issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. In addition, the Class A Common Stock issuable pursuant to the terms of the December Note may represent overhang that may also adversely affect the market price of our Class A Common Stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our Class A Common Stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our Class A Common Stock cannot absorb shares sold by the Investor, then the value of our Class A Common Stock will likely decrease.

However, because the conversion price per share of Class A Common Stock to be issuable by the Investor will fluctuate based on the market prices of the Class A Common Stock at the time the Investor elects to convert all or portions of the December Note, if any, it is not possible for us to predict, as of the date of this Proxy Statement, the number of shares of Class A Common Stock that we will issue to the Investor under the December Note. Because the number of shares of Class A Common Stock that may be issued to the Investor pursuant to the December Note will be determined based on the market price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined, although it may be material to our existing stockholders.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 5 except to the extent of their ownership of shares of our Common Stock.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 5. For purposes of the approval of this Proposal No. 5, abstentions will have the same effect as a vote against this proposal, and broker non-votes, if any, will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF PROPOSAL NO. 5.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, the compliance by us with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to administer and oversee these processes.

However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on information provided to them and on the representations made by management, and on the report issued by the independent registered public accounting firm.

The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the audit plan, the results of their examinations, and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the issue of its independence from us and management. In addition, the Audit Committee has considered whether the provision of any non-audit services by the independent registered public accounting firm in the year ended December 31, 2023 is compatible with maintaining the registered public accounting firm’s independence and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by subsequent Form 10-K/A.

Respectfully,

Yusil Yeo, Chairman
Jay Kim Harinne Kim

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned during the years ended December 31, 2023 and 2022 by our principal executive officers and our other most highly compensated executive officers as of the end of December 31, 2023 (“NEOs”).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
James Chae,	2023	$285,000	$55,000	-0-	-0-	-0-	-0-	-0-	$340,000
CEO Chairman of the Board of Directors

Soojae Ryan Cho,	2023	$144,000	-0-	-0-	-0-	-0-	-0-	-0-	$144,000
CFO

James Chae,	2022	$285,000	$632,000	-0-	-0-	-0-	-0-	-0-	$917,000
CEO Chairman of the Board of Directors

Soojae Ryan Cho,	2022	$91,000	-0-	$56,000	-0-	-0-	-0-	-0-	$147,000
CFO

Narrative to Summary Compensation Table

We entered into an employment contract on November 21, 2022 with James Chae as Chief Executive Officer for an annual salary of $285,000. There is no stock options and/or warrants program at this time, but one may be developed in the future. A copy of the employment contract is attached as Exhibit 10.19 to our Annual Report on Form 10-K/A filed with the SEC on July 31, 2024.

We engaged Soojae Ryan Cho effective May 23, 2022 to serve as our Chief Financial Officer, effective immediately. The offer letter provides for employment at will, for an initial term through May 22, 2023, which shall automatically renew annually, unless we determine not to renew the term with 60 days prior written notice. We have agreed to compensate Mr. Cho $144,000 per year, with yearly adjustments, based on performance. Mr. Cho shall also receive a restricted stock grant equal to $56,000 in shares of Class A Common Stock which will vest 3 months from the date of engagement. A copy of the offer letter is attached as Exhibit 10.17 to our Annual Report on Form 10-K/A filed with the SEC on July 31, 2024.

Except as set forth above we do not currently have employment agreements with any of our NEOs.

Outstanding Equity Awards at the Year End

As of December 31, 2023, there were no outstanding equity awards for each of the NEOs.

Payments Upon Termination or Change in Control

None of our NEOs are entitled to receive payments or other benefits upon termination of employment or a change in control.

Retirement Plans

We do not maintain any deferred compensation, retirement, pension or profit-sharing plans.

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Omnibus Equity Incentive Plan

On February 4, 2022, we adopted an incentive plan, which we refer to as the 2022 Plan, the material terms of which are described below.

Key Features

The Yoshiharu Global Co., Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”) includes a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees, non-employee directors and other service providers and stockholders’ interests. These provisions include, but are not limited to, the following (which are qualified in their entirety by the actual text of the 2022 Plan, which is attached as Exhibit 10.16 to our Annual Report on Form 10-K/A for the year ended December 31, 2023):

●	No Discounted Options or SARs. Stock options and SARs (as defined below) generally may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

●	No Repricing without Stockholder Approval. Other than in connection with a change in our capitalization, at any time when the purchase price of a stock option or SAR is above the market value of a share, we will not, without stockholder approval, reduce the purchase price of the stock option or SAR and will not exchange the stock option or SAR for a new award with a lower (or no) purchase price or for cash.

●	No Transferability. Awards generally may not be transferred, except as otherwise provided in the 2022 Plan, including by will or the laws of descent and distribution, unless approved by the Board of Directors and/or the Compensation Committee.

●	No Automatic Grants. The 2022 Plan does not provide for automatic grants to any individual.

●	Multiple Award Types. The 2022 Plan permits the issuance of nonstatutory stock options (NSOs), incentive stock options (ISOs), stock appreciation rights (SARs), restricted stock units (RSUs), restricted stock, other stock-based awards, and cash awards. This breadth of award types will enable us to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant.

●	Clawbacks. All awards, amounts or benefits received or outstanding under the 2022 Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions.

●	Independent Oversight. The 2022 Plan is administered by a committee of independent members of the Board of Directors.

Material Features of the 2022 Plan

The material terms of the 2022 Plan are summarized below. This summary of the 2022 Plan is not intended to be a complete description of the 2022 Plan and is qualified in its entirety by the actual text of the 2022 Plan.

Eligibility and Participation. Awards may be granted under the 2022 Plan to officers, employees, and consultants of our Company and our subsidiaries and to our non-employee directors. Any of these awards may — but need not — be made as performance incentives to reward attainment of performance goals in accordance with the terms and conditions hereof.

Plan Administration. The Board of Directors has power and authority related to the administration of the 2022 Plan as are consistent with our corporate governance documents and applicable law. Pursuant to its charter, the Compensation Committee administers the 2022 Plan.

Type of Awards. The following types of awards are available for grant under the 2022 Plan: ISOs, NSOs, SARs, restricted stock, RSUs, other stock-based awards, and cash awards.

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Number of Authorized Shares. The total number of shares authorized to be awarded under the Plan will not exceed 1,500,000 Shares of Class A common stock, or Shares. Shares issued under the Plan will consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by us from time to time. Subject to adjustment under Section 15 of the 2022 Plan, 1,500,000 Shares available for issuance under the Plan will be available for issuance as Incentive Stock Options.

Share Counting. Any award settled in cash will not be counted as Shares for any purpose under the Plan. If any Award expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Shares covered by that award will again be available for the grant of awards. In the case of any substitute award, such substitute award will not be counted against the number of Shares reserved under the 2022 Plan.

Stock Options and SARs

Grant of Options and SARs. The Compensation Committee may award ISOs, NSOs (together, “options”), and SARs to grantees under the 2022 Plan. SARs may be awarded either in tandem with or as a component of other awards or alone.

Exercise Price of Options and SARs. A SAR will confer on a grantee a right to receive, upon exercise thereof, the excess of (1) the fair market value of one Share on the date of exercise over (2) the SAR exercise price. The Award Agreement for a SAR (except those that constitute substitute awards) will specify the SAR Exercise Price, which will be fixed on the grant date as not less than the fair market value of a Share on that date. A SAR granted in tandem with an outstanding option after the grant date of such option will have a SAR Exercise Price that is equal to the option price, provided that the SAR Exercise Price may not be less than the fair market value of a Share on the grant date of the SAR.

Vesting of Options and SARs. The Board of Directors and/or Compensation Committee will determine the terms and conditions (including any performance requirements) under which an option or SAR will become exercisable and will include that information in the award agreement.

Special Limitations on ISOs. An option will constitute an ISO only if the grantee of the option is an employee of our Company or any of our subsidiaries and to the extent that the aggregate fair market value (determined at the time the option is granted) of the Shares with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the 2022 Plan and all other plans of the grantee’s employer and its affiliates) does not exceed $100,000. This limitation will be applied by taking options into account in the order in which they were granted.

Restricted Shares and RSUs

At the time of grant, the Compensation Committee may establish a period of time and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an award of Restricted Shares or RSUs. Each award of Restricted Shares or RSUs may be subject to a different restricted period and additional restrictions. Neither Restricted Shares nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or before the satisfaction of any other applicable restrictions. Unless the Compensation Committee otherwise provides in an award agreement, holders of Restricted Shares will have rights as stockholders, including voting and dividend rights.

Other Stock-Based Awards

The Compensation Committee may, in its discretion, grant other stock-based awards. The terms of other stock-based awards will be set forth in the applicable award agreements, subject to the 2022 Plan requirements.

Performance Awards

The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance terms conditions as may be specified by the Compensation Committee. It may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance terms or conditions.

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Effect of Certain Transactions

Adjustments for Changes in Capitalization. If changes in our common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without receipt of consideration by us, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by us, the number and kinds of shares for which grants of awards may be made, the number and kinds of shares for which outstanding awards may be exercised or settled, and the performance goals relating to outstanding awards, will be equitably adjusted by us.

Adjustments for Certain Transactions. Except as otherwise provided in an award agreement, in the event of a corporate transaction, the 2022 Plan and the awards will continue in effect in accordance with their respective terms, except that after a corporate transaction either (1) each outstanding award will be treated as provided for in the agreement entered into in connection with the corporate transaction or (2) if not so provided in such agreement, each grantee will be entitled to receive in respect of each Share subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property, or other consideration that each stockholder was entitled to receive in the corporate transaction in respect of one Share. Unless otherwise determined by the Compensation Committee, such stock, securities, cash, property or other consideration will remain subject to all of the terms and conditions (including performance criteria) that were applicable to the awards before such corporate transaction. Without limiting the generality of the foregoing, the treatment of outstanding options and SARs under in connection with a corporate transaction in which the consideration paid or distributed to the stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARs upon consummation of the corporate transaction as long as, at the election of the Compensation Committee, (A) the holders of affected options and SARs have been given a period of at least 15 days before the date of the consummation of the corporate transaction to exercise the options or SARs (to the extent otherwise exercisable) or (B) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per Share price paid or distributed to stockholders in the corporate transaction (the value of any noncash consideration to be determined by the Compensation Committee) over the option price or SAR Exercise Price, as applicable.

Change in Control. For any Awards outstanding as of the date of a change in control, either of the following provisions will apply, depending on whether, and the extent to which, awards are assumed, converted, or replaced by the resulting entity in a change in control, unless otherwise provided by an award agreement:

(1)	To the extent such awards are not assumed, converted or replaced by the resulting entity in the change in control, then upon the change in control such outstanding awards that may be exercised will become fully exercisable, all restrictions with respect to such outstanding awards, other than for performance awards, will lapse and become vested and nonforfeitable, and for any outstanding performance awards the target payout opportunities attainable under such awards will be deemed to have been fully earned as of the change in control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals against target as of our fiscal quarter end preceding the change in control.

(2)	To the extent such awards are assumed, converted, or replaced by the resulting entity in the change in control, if, within 24 months after the date of the change in control, the service provider has a separation from service by us other than for cause (which may include a separation from service by the service provider for “good reason” if provided in the applicable award agreement), then such outstanding awards that may be exercised will become fully exercisable, all restrictions with respect to such outstanding awards, other than for performance awards, will lapse and become vested and nonforfeitable, and for any outstanding performance awards the target payout opportunities attainable under such awards will be deemed to have been fully earned as of the separation from service based on the greater of an assumed achievement of all relevant performance goals at the “target” level or the actual level of achievement of all relevant performance goals against target as of our fiscal quarter end preceding the change in control.

Term of Plan. Unless earlier terminated by the Board of Directors or the Compensation Committee, the authority to make grants under the 2022 Plan will terminate on the tenth anniversary of the 2022 Plan’s effective date.

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Employee Benefits

All of our full-time employees are eligible to participate in health and welfare plans maintained by us, including:

●	medical, dental and vision benefits; and

●	basic life and accidental death & dismemberment insurance.

Our NEOs participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health and welfare plans for our NEOs.

Nonqualified Deferred Compensation

Our NEOs did not earn any nonqualified deferred compensation benefits from us during the years 2022 and 2023.

Director Compensation

Our employee directors did not receive any compensation for serving as a member of our Board of Directors during the years ended December 31, 2023 and December 31, 2022. We plan to implement a compensation plan for our non-employee directors, such that non-employee directors will receive an annual cash retainer and/or an annual grant of stock options. Our committee chairpersons will receive certain additional retainer fees.

Directors will be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors, including expenses incurred in attending board meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our current certificate of incorporation and bylaws, as well as the amended and restated certificate of incorporation.

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SUBMISSION OF STOCKHOLDER PROPOSALS

Our Bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in our notice of annual meeting and proxy statement because it was not timely submitted under the following paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at this 2024 annual meeting of stockholders, stockholder proposals must have been submitted no later than the close of business on July 23, 2024.

All proposals of stockholders intended to be included in the proxy statement to be presented at our 2025 annual meeting of stockholders (the “2025 Annual Meeting”) must be received by the Secretary, Yoshiharu Global Co., 6940 Beach Blvd., Suite D-705, Buena Park, California 90621, no later than July 25, 2025. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

To nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such a meeting, our Bylaws generally provide that notice must be given to the Secretary of our Company not less than ninety (90) days nor more than one hundred twenty (120) days before the first anniversary of the date on which we held its annual meeting in the immediately preceding year, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act. The Company anticipates that in order for a stockholder to nominate a candidate for election as a director at the 2025 Annual Meeting or to propose business for consideration at such meeting, notice must be given between August 6, 2025 and September 5, 2025. The fact that we may not insist upon compliance with these requirements should not be construed as a waiver by us of our right to do so at any time in the future.

In addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than our nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than October 5, 2025.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2023, the Reporting Persons met all applicable Section 16(a) filing requirements.

OTHER MATTERS

We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended by Form 10-K/A filed on July 31, 2024, each as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to Yoshiharu Global Co., 6940 Beach Blvd., Suite D-705, Buena Park, California 90621, Attn: Chief Financial Officer.

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares are represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59312-P21348 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

YOSHIHARU GLOBAL CO.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James Chae
02) Jay Kim
03) Harinne Kim
04) Yusil Yeo

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V59313-P21348

YOSHIHARU GLOBAL CO.
ANNUAL MEETING OF STOCKHOLDERS
1:00 PM, ET, ON DECEMBER 19, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) James Chae with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of YOSHIHARU GLOBAL CO. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM ET, on December 19, 2024, at the offices of Pryor Cashman LLP at 7 Times Square, New York, NY 10036, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side